Exhibit 10.14

ISDA®

International Swaps and Derivatives Association, Inc.

SCHEDULE

to the

2002 Master Agreement

dated as of December 12, 2008

between

THE BANK OF NOVA SCOTIA

(“Party A”)

and

ARCOS DORADOS B.V.

(“Party B”)

Part 1. Termination Provisions.

(a)	“Specified Entity” means in relation to Party A for the purpose of:-

Section 5(a)(v), Not Applicable

Section 5(a)(vi), Not Applicable

Section 5(a)(vii), Not Applicable

Section 5(b)(v), Not Applicable

and in relation to Party B for the purpose of:-

Section 5(a)(v), Not Applicable

Section 5(a)(vi), Not Applicable

Section 5(a)(vii), Not Applicable

Section 5(b)(v), Not Applicable

(b)	“Specified Transaction” will have the meaning specified in Section 14.

(c)	The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and Party B.

“Specified Indebtedness” will have the meaning specified in Section 14, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business.

“Threshold Amount” means in relation to Party A, an amount equal to 5% of the total shareholders’ equity of Party A as specified from time to time in the most recently published audited financial statements of Party A or its equivalent in any other currency and, in relation to Party B, USD 10,000,000 or its equivalent in any other currency.

(d)	The “Credit Event Upon Merger” provisions of Section 5(b)(v) will apply to Party A and Party B.

(e)	Automatic Early Termination. The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A or Party B, provided, however, that if at any time an Event of Default specified in Section 5(a)(vii) (1), (3), (4), (5), (6) or, to the extent analogous thereto, (8), with respect to a party has occurred and is then continuing, and any court, tribunal or regulatory authority with competent jurisdiction acting pursuant to any bankruptcy or insolvency law or other similar law affecting such party makes an order which has or purports to have the effect of prohibiting the other party from designating an Early Termination Date in respect of all outstanding Transactions at any time after such Event of Default has occurred and is then continuing, in accordance with Section 6(a), the “Automatic Early Termination” provision of 6(a) will apply to such party.

(f)	“Termination Currency” means the currency selected by the party which is not the Defaulting Party or the Affected Party, as the case may be, or where there is more than one Affected Party the currency agreed by Party A and Party B. If the currency selected is not freely available, or where there are two Affected Parties and Party A and Party B cannot agree on a Termination Currency, the Termination Currency shall be United States Dollars.

Part 2. Tax Representations.

(a)	Payer Tax Representations. For the purpose of Section 3(e), Party A and Party B will make the following representation:-

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, except that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Representation. For the purpose of Section 3(f) of this Agreement, each of Party

A and Party B will make no representations

Part 3. Agreement to Deliver Documents.

For the purpose of Sections 4(a)(i) and 4(a)(ii), each party agrees to deliver the following documents, as applicable:

(a)	Tax forms, documents or certificates to be delivered are:-

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered
Party A and Party B	Any form or document that may be required or reasonably requested in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any tax or with such deduction or withholding at a reduced rate.	As soon as reasonably practicable after reasonable demand by the other party in accordance with Section 4(a)(iii)

(b)	Other documents to be delivered are:-

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A	Incumbency certificate	Upon the execution and delivery of this Agreement and, if requested in respect of a Transaction, upon the execution and delivery of the applicable Confirmation	Yes
Party B

Certified copies of:

(i) resolutions of Party B’s board of directors authorizing the execution, delivery and performance of this Agreement and authorizing Party B to enter into Transactions hereunder; and

(ii) evidence showing the authority and genuine signature of the signatory of Party B who executes this Agreement and any Confirmation.

		Upon the execution and delivery of this Agreement and, if requested in respect of a Transaction, upon the execution and delivery of the applicable Confirmation	Yes

Part 4. Miscellaneous.

(a)	Addresses for Notices. For the purpose of Section 12(a):-

Addresses for notices or communications to Party A:-

Notices or communications to Party A in respect of a particular Transaction shall be directed to the address, facsimile or contact reflected in the Confirmation for that Transaction, and any notices in respect of Sections 5, 6, 9(b) or 13(c) of this Agreement to Party A’s Toronto Office as follows:

Address:	The Bank of Nova Scotia 40 King Street West, Scotia Plaza, 8th Floor Toronto, Ontario, Canada M5H 1H1
Attention:	Global Markets Documentation
Facsimile No.:	(416) 866-7767
Telephone No.:	(416) 866-6613

Address for notices or communications to Party B:-

Address:	Arcos Dorados B.V. C/C Arcos Dorados Argentina S.A. Roque Saenz Peña 432 - Olivos - Buenos Aires Argentina - B1636FFB
Attention:	Miguel Sanchez de Bustamante / Diego Pace / Julieta Nalband
Facsimile No.:	(54-11) 4711-2236
Telephone No.:	(54-11) 4711-2000

(b)	Process Agent. For the purpose of Section 13(c) of this Agreement:

Party A appoints as its Process Agent: Vice President, US Regional Head of Operations, The Bank of Nova Scotia, 1 Liberty Plaza, 165 Broadway, 26th Floor, New York, New York 10006 U.S.A.

Party B appoints as its Process Agent: Not Applicable

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(b) of this Agreement:

Party A is a Multibranch Party and may act through its Toronto Office and its New York Agency, or any other Office as specified in a relevant Confirmation as agreed to between the parties.

Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party A, unless otherwise specified in a Confirmation in relation to the relevant Transaction provided that if an Event of Default or a Termination Event has occurred and is continuing in respect to Party A, the Calculation Agent shall be a party designated by Party B.

(f)	Credit Support Document. Details of any Credit Support Document:-

In relation to Party B:- shall mean the Security Documents as defined in the Credit Agreement and the Subsidiary Guaranty as defined in the Credit Agreement.

(g)	Credit Support Provider. Credit Support Provider means:-

In relation to Party B:- shall mean the Subsidiary Guarantors as defined in the Credit Agreement

(h)	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to the choice of law doctrine).

(i)	Netting of Payments. “Multiple Transaction Payment Netting” will apply for the purpose of Section 2(c) of this Agreement to all Transactions, starting from the date of this Agreement.

(j)	“Specified Entity” will have the meaning specified in Section 14.

(k)	Absence of Litigation. For the purpose of Section 3(c):-

“Specified Entity” means in relation to Party A, none

“Specified Entity” means in relation to Party B, none

(1)	No Agency. The provisions of Section 3(g) will apply to this Agreement.

(m)	Additional Representation will apply. For the purpose of Section 3 of this Agreement, the following will constitute Additional Representations and each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(A)	Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that

Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction, it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(B)	Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(C)	Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.”

(D)	Line of Business. It has entered into this Agreement and each Transaction in conjunction with its line of business (including financial intermediation services) or the financing of its business.

(n)	Recording of Conversations. Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential Transaction, (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and (iii) agrees, to the extent permitted by applicable law, that the recordings may be submitted in evidence in any Proceedings.

Part 5. Other Provisions.

(a)	ISDA Definitions. Reference is hereby made to the 2000 ISDA Definitions (the “2000 Definitions”) and the 1998 FX and Currency Option Definitions (the “FX Definitions”) (collectively the “USDA Definitions”) each as published by the International Swaps and Derivatives Association, Inc., which are hereby incorporated by reference herein. Any terms used and not otherwise defined herein, which are contained in the 2000 Definitions shall have the meaning set forth therein. In the event of any inconsistency between the 2000 Definitions and the FX Definitions, the FX Definitions shall prevail with respect to an FX Transaction or a Currency Option Transaction. In the event of any inconsistency between the provisions of this Agreement and the 2000 Definitions, the provisions of this Agreement shall prevail. For the purpose of this Agreement, the expression “Swap Transaction” as used in the 2000 Definitions shall be read to mean “Transactions”.

(b)	Waiver of Jury Trial. To the extent permitted by applicable law, each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Transaction.

(c)	Equivalency Clause. For the purpose of disclosure pursuant to the Interest Act (Canada), the yearly rate of interest to which any rate of interest payable under this Agreement that is calculated on any basis other than a full calendar year is equivalent may be determined by multiplying such rate by a fraction the numerator of which is the actual number of days in the calendar year in which such yearly rate of interest is to be ascertained and the denominator of which is the number of days comprising such other basis.

(d)	Illegality. For the purpose of Section 5(b)(i), the obligation of a party to comply with any directive issued or given by any government agency or authority with competent jurisdiction which has the result referred to in Section 5(b)(i) will be deemed to be an “Illegality”.

(e)

2002 Master Agreement Protocol. The parties agree that the definitions and provisions contained in Annexes 1 to 18 of the 2002 Master Agreement Protocol published by the International Swaps and Derivatives Association, Inc. on July 15th, 2003 are incorporated into and apply to this Agreement. References in those definitions and provisions to any “ISDA Master Agreement” will be deemed to be references to this Agreement.

(f)	Confirmation Procedures. Upon receipt thereof, Party B shall examine the terms of each Confirmation sent by Party A, and unless Party B objects to the terms within three General Business Days after receipt of that Confirmation, those terms shall be deemed accepted and correct absent manifest error, in which case that Confirmation will be sufficient to form a binding supplement to this Agreement notwithstanding Section 8(e)(ii) of this Agreement.

(g)	Scope of Agreement. Notwithstanding anything contained in this Agreement to the contrary, any transaction which may otherwise constitute a “Specified Transaction” for the purposes of this Agreement which has been or will be entered into between the parties shall constitute a “Transaction” which is subject to, governed by and construed in accordance with the terms of this Agreement, unless the Confirmation with respect to a Transaction entered into after the execution of this Agreement expressly provides otherwise. The documents and other confirming evidence (including electronic messages on an electronic messaging service) exchanged between the parties confirming such Transaction shall be a Confirmation (even where not so specified) for the purposes of this Agreement.

For the purpose of this clause, “transaction” means a transaction between the parties, whether entered into before, on or after the commencement of this Agreement, of the nature of a “Specified Transaction” as defined in Section 14 of this Agreement, excluding repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction or any similar transaction, unless the parties specify otherwise.

(h)	“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of October 22nd, 2008, by and among Party B as Borrower and Party A as Joint Book Runner, Various Lenders and Deutsche Bank Trust Company Americas as Administrative Agent and Collateral Agent as may be amended, restated, supplemented, modified, waived or replaced (including any successor agreement) from time to time (the “Credit Agreement”).”

Part 6. FX Transactions and Currency Option Transactions

1.	Definitions. For purposes of this Part 6,

“Currency Obligation” means the undertaking of a party hereto pursuant to an FX Transaction or a validly exercised or deemed exercised Currency Option Transaction to deliver an amount of currency, including any obligations to deliver an amount of currency arising from the netting of two or more Currency Obligations as contemplated by Section 2 of this Part 6.

2.	Novation Netting of Deliverable FX Transactions and Exercised Currency Option Transactions. Unless otherwise agreed to by the parties hereto, if the parties enter into a Deliverable FX Transaction through a pair of Offices or if a Currency Option Transaction entered into by the parties through a pair of Offices is validly exercised or deemed exercised, in each case, giving rise to Currency Obligations for the same Settlement Date and in the same currency as then existing Currency Obligations between the same pair of Offices, then immediately upon entering into such Deliverable FX Transaction or the exercise or deemed exercise of such Currency Option Transaction, each such Currency Obligation shall automatically and without further action be individually cancelled and simultaneously replaced through novation by a new Currency Obligation for such Settlement Date determined as follows: the amounts in such currency that would otherwise have been deliverable by each party hereto on such Settlement Date shall be aggregated and the party with the larger aggregate amount shall have a new Currency Obligation to deliver to the other party the amount by which its aggregate amount exceeds the other party’s aggregate amount, provided that if the aggregate amounts are equal, no new Currency Obligation shall arise.

3.	Settlement Netting of Currency Obligations. Notwithstanding Part 4(i), “Multiple Transactions Payment Netting” will apply for the purpose of Section 2(c) of this Agreement to FX Transactions and exercised or deemed exercised Currency Option Transactions and, instead, if on any Settlement Date, more than one delivery of a particular currency is to be made between a pair of Offices in respect of Currency Obligations arising pursuant to FX Transactions and validly exercised or deemed exercised Currency Option Transactions (but excluding, in respect of Currency Option Transactions, Premium payments and amounts arising in connection with Section 5 of this Part 6), then, on such date, each party shall aggregate the amounts of such currency deliverable by it and only the difference between these aggregate amounts shall be delivered by the party owing the larger aggregate amount to the other party and, if the aggregate amounts are equal, no delivery of the currency shall be made.

4.	Discharge and Termination of Currency Option Transactions. Unless otherwise agreed to by the parties hereto, any Call Option or Put Option in respect of which a party hereto is the Seller will automatically be terminated and discharged, in whole or in part, as applicable, against a Call Option or Put Option, respectively, in respect of which the other party hereto is the Seller, such termination and discharge to occur automatically upon the payment in full of the last Premium payable in respect of such Currency Option Transactions; provided that such termination and discharge may only occur in respect of Currency Option Transactions:

(a)	each being with respect to the same Put Currency and the same Call Currency;

(b)	each having the same Expiration Date and Expiration Time;

(c)	each being of the same style, i.e., either both being American style options or both being European style options;

(d)	each having the same Strike Price;

(e)	neither of which shall have been exercised by delivery of a Notice of Exercise;

(f)	which are entered into by the same Offices of both the Buyer and Seller respectively; and

(g)	which are otherwise identical in terms that are material for purposes of netting and discharge.

Upon the occurrence of such termination and discharge, neither party shall have any further obligation to the other party in respect of the relevant Currency Option Transactions or, as the ease may be, parts thereof so terminated and discharged. In the case of a partial termination and discharge (i.e., where the relevant Currency Option Transactions are for different amounts of the Currency Pair), the remaining portion of the Currency Option Transaction which is partially discharged and terminated shall continue to be a Currency Option Transaction for all purposes of this Agreement including this Section 4 of this Part 6.

5.	Netting of Premiums. Unless otherwise agreed, if on any Premium Payment Date, Premiums would otherwise be payable hereunder in the same currency between the same Offices of the parties, then, on such date, each party’s obligation to make payment of any such Premium will be automatically satisfied and discharged and, each party shall aggregate the Premium(s) that would otherwise have been payable by it and only the difference between the aggregate Premium(s) shall be payable by the party owing the larger aggregate Premium(s) to the other party, and, if the aggregate Premium(s) are equal, no payment shall be made.

6.	Terms Relating to the Payment of Premiums.

(a)	Payment of Premium. Unless otherwise agreed in writing by the parties hereto, the Buyer shall be obligated to pay the Premium related to a Currency Option no later than its Premium Payment Date.

(b)	Late Payment or non-Payment of Premium. In addition to any other rights or remedies provided by this Agreement, if a Premium is not received on the Premium Payment Date, the Seller of the relevant Currency Option Transaction may elect to (a) accept a late payment of such Premium; (b) give written notice of such non-payment and, if such payment shall not be received on or before the second Local Business Day following the date on which such notice became effective in accordance with Section 12, treat the related Currency Option Transaction as void; or (c) give written notice of such non-payment and, if such payment shall not be received on or before the second Local Business Day following the date on which such notice became effective in accordance with Section 12, treat such non-payment as an Event of Default under Section 5(a)(i). If the Seller elects to act under clause (a) of the preceding sentence, the Buyer of the relevant Currency Option Transaction shall pay interest on such Premium in the same currency as such Premium from the day such Premium was due until the day paid at the Default Rate. If the Seller elects to act under clause (b) above, the Buyer shall pay all out-of-pocket costs and actual damages incurred in connection with such unpaid or late Premium or void Currency Option Transaction, including without limitation, interest on such Premium in the same currency as such Premium at the then prevailing market rate and any other costs or expenses incurred by the Seller in covering its obligations (including, without limitation, a delta hedge) with respect to such Currency Option Transaction.

7.	Amendment to FX Definitions. Section 3.5(g) of the FX Definitions is amended by the deletion of the word “facsimile” in the fourth line thereof.

IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized representative(s) as of the date hereof.

THE BANK OF NOVA SCOTIA			ARCOS DORADOS B.V.

By:	/s/ Debbie Ramkerrysingh		By:	(illegible signature)
	Name:	Debbie Ramkerrysingh		Name:
	Title:	Director		Title:
The Bank of Nova Scotia
Auth. No. R105

By:
Name:
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